FlexiInternational Software Announces Profit for First Quarter 2004

Partner Revenue Increased 61% Over Prior Year and 27% Over Prior Quarter

SHELTON, CT -- 04/29/2004 -- FlexiInternational Software, Inc. ("Flexi") (OTC BB: FLXI), a leading designer, developer and marketer of Internet enabled financial and accounting software and services, today announced its results for the quarter ended March 31, 2004.

Financial Results

For the first quarter 2004, total revenues were $1.6 million compared to total revenues of $1.8 million for the first quarter 2003 which includes $450,000 of one-time revenue related to an arbitration settlement with a reseller. Net income for the first quarter 2004 was $95,000 or $0.01 per share, compared to $334,000 or $0.02 per share for the corresponding period of 2003.

First quarter 2004 software license revenue increased 61% from the comparable period last year excluding the $450,000 of one-time revenue related to an arbitration settlement with a reseller in the first quarter of 2003.

Comments from Management

Stefan R. Bothe, Chairman and Chief Executive Officer said, "We are pleased to report our tenth consecutive profitable quarter. Equally important, we increased our partner revenue over prior year's first quarter by 61% and over fourth quarter 2003 by 27% validating our partner focused strategy. Excluding the one-time revenue of $450,000 in the first quarter of 2003 from an arbitration settlement with one of our resellers, total revenue in the first quarter of 2004 increased by 14%. While we are pleased with the increased activities from our Flexi Industry Partners, it is important to point out that the risk to our revenue growth is our dependence on our partners' revenue production each quarter. We work closely with our partners and their sales organizations by providing product and competitive information and assisting them in closing business."

Conference Call Details

Flexi will hold a conference call at 11:00 AM ET on Thursday, May 6, 2004, with Stefan R. Bothe to discuss details regarding the company's performance for the quarter and other forward-looking information. Contact Investor Relations at 239-949-1700 x119 for conference details and registration.

About FlexiInternational Software

FlexiInternational Software, Inc., headquartered in Shelton, CT, with operations in the US and UK, is a leading provider of financial and accounting software and services. The Flexi Financial Enterprise Suite consists of a full range of accounting solutions, financial management and data warehouse applications that offer efficient processing and analysis of enterprise financial data for middle market and large companies. Flexi's products are sold directly and through OEM relationships and other partnerships. Flexi has also formed several business process outsourcing partnerships which utilize the suite of Flexi solutions in performing BPO services. Additional information is available at http://www.flexi.com/.

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statement of historical fact may be deemed to be forward-looking statements. Without limitation, the words "anticipated," "expected" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new products, and general economic and industry conditions, as well as other risks included in the Company's reports as filed with the Securities and Exchange Commission. FlexiInternational Software, Inc. assumes no obligation to update the information contained in this press release.

                     FlexiInternational Software, Inc. and Subsidiary
                           Consolidated Statements of Income
                       (in thousands, except per share amounts)
                                    (unaudited)

                                                  THREE MONTHS ENDED
                                             MARCH 31,          MARCH 31,
                                               2004               2003
                                               ----               ----
Revenues:
        Software license                    $   404            $   701
        Service and maintenance               1,183              1,135
        Other operating revenue                   0                  0
                                            -------            -------
                Total revenues                1,587              1,836
                                            -------            -------
Cost of revenues:
        Software license                          6                 36
        Service and maintenance                 394                450
        Other operating revenue                   0                  0
                                            -------            -------
                Total cost of revenues          400                486
                                            -------            -------
Gross profit                                  1,187              1,350
                                            -------            -------
Operating expenses:
        Sales and marketing                     382                427
        Product development                     407                318
        General and administrative              300                263
                                            -------            -------
                Total operating expenses      1,089              1,008
                                            -------            -------
Operating income                                 98                342
Net interest expense                             (3)                (8)
                                            -------            -------
Income before income taxes                       95                334
Provision for income taxes                        0                  0
                                            -------            -------
Net Income                                  $    95            $   334
                                            =======            =======

Basic net income per share                  $  0.01            $  0.02
                                            =======            =======
Weighted average common shares
 outstanding - Basic                         17,798             17,784
                                            =======            =======

Diluted net income per share                $  0.01            $  0.02
                                            =======            =======
Weighted average common shares
 outstanding - Diluted                       18,674             17,784
                                            =======            =======

                     FlexiInternational Software, Inc. and Subsidiary
                                Consolidated Balance Sheets
                             (in thousands, except share data)

                                             MARCH 31,         DECEMBER 31,
                                               2004               2003
  Assets                                    (unaudited)        (audited)

Current assets:
  Cash and cash equivalents                 $   431            $   832
  Interest bearing deposits                     287                287
  Accounts receivable, net of allowance
   for doubtful accounts                      1,167              1,000
  Prepaid expenses and other current assets     281                161
  Deferred taxes                                153                153
                                            -------            -------
      Total current assets                    2,319              2,433

Property and equipment at cost, net
 of accumulated depreciation                    230                243
Deferred taxes                                  337                337
Other assets                                     53                 16
                                            -------            -------
      Total assets                          $ 2,939            $ 3,029
                                            =======            =======

      Liabilities and stockholders' deficit

Current liabilities:
  Accounts payable and accrued expenses     $   619            $   670
  Current portion of long-term liabilities      258                300
  Deferred revenues                           2,338              2,381
                                            -------            -------
      Total current liabilities               3,215              3,351
                                            -------            -------

Long-term liabilities (net of
 current portion)                               537                570

      Total liabilities                       3,752              3,921

Stockholders' deficit:
  Preferred stock, par value $.01
   per share, 5,000,000 shares
   authorized, no shares issued                   0                  0
  Common stock, par value $.01 per
   share, 50,000,000 shares authorized,
   17,797,519 issued and outstanding            178                178
  Additional paid-in-capital                 56,119             56,117
  Accumulated deficit                       (57,311)           (57,405)
  Other accumulated comprehensive income        201                218
                                            -------            -------
      Total stockholders' deficit              (813)              (892)
                                            -------            -------
      Total liabilities and stockholders'
       deficit                              $ 2,939            $ 3,029
                                            =======            =======

CONTACT:
FlexiInternational Software, Inc.
Gina L. Natalino
Investor Relations
(239) 949-1700 Ext. 119
www.flexi.com